UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

CAPELLA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-175188	20-2767829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Corporate Centre Drive, Suite 200 Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 764-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2013, Capella Healthcare, Inc. (the “Company”) announced that Michael A. Wiechart will become the President and Chief Executive Officer of the Company, effective January 1, 2014. Daniel S. Slipkovich, the current President and Chief Executive Officer, will remain with the Company as Executive Board Chairman.

Mr. Wiechart, age 48, has been the Senior Vice President and Chief Operating Officer of Company since May 2009. From February 2004 to May 2009, Mr. Wiechart served as a Group President and Division President of LifePoint Hospitals. He also served as a Division Chief Financial Officer of LifePoint Hospitals from May 1999 until February 2004. Prior to that time, Mr. Wiechart served as vice president/operations controller of Province Healthcare and in various financial positions with HCA. Mr. Wiechart earned a Bachelor of Science degree in Accounting from the University of Kentucky. Mr. Wiechart also earned a Lean Healthcare certification from the University of Tennessee at Knoxville.

A copy of the Company’s press release announcing Mr. Slipkovich’s transition and Mr. Wiechart’s appointment is filed as Exhibit 99 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit 99         Press release issued on December 9, 2013 by Capella Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capella Healthcare, Inc.

By:	/s/ Denise W. Warren
Denise W. Warren
Senior Vice President, Chief Financial Officer and Treasurer

Date: December 10, 2013

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release issued on December 9, 2013 by Capella Healthcare, Inc.